                                                                    EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of New Era of Networks, Inc. on Form S-3 of our report dated September 30, 1998 (relating to the financial statements of Century Analysis Inc. as of and for the years ended December 31, 1997 and 1996), appearing in the Current Report of New Era of Networks, Inc. on Form 8-K/A and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

San Francisco, California
April 5, 1999